SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2013 (December 4, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

3600 NW 138th St. Ste 102

Oklahoma City, OK 73134

(Address of principal executive offices)

(405) 301 - 6774

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

On December 4, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Elephant Talk Communications Corp. (the “Company”) approved new employment terms for its President and Chief Executive Officer, Steven van der Velden. The new terms, which become effective as of January 1, 2014, are as follows:

•	continued employment for four year contract term;
•	base compensation of €300,000 per calendar year;
•	eligible for annual cash bonus equal to 50% of base compensation, based upon the achievement of bonus targets established by the Committee for each calendar year;
•	if Mr. van der Velden’s employment is terminated by the Company for any reason other than gross misconduct during the first two years of the contract term, severance equal to any unpaid compensation due during the first two years of the contract term; and

•	If Mr. van der Velden’s employment is terminated by the Company for any reason other than gross misconduct during the second two years of the contract term, severance equal to any unpaid compensation due during the second two years of the contract term.

In connection with establishing the new employment terms for Mr. van der Velden, on December 4, 2013, the Committee awarded Mr. van der Velden options to purchase 3,560,000 shares of the Company’s common stock, par value $0.00001 (the “Common Stock”), at an exercise price of $0.94 per share of Common Stock, of which (i) 1,200,000 shares were immediately vested, (ii) an additional 900,000 shares are eligible to vest based on the attainment of performance goals to be established by the Committee for calendar year 2014, (iii) an additional 900,000 shares are eligible to vest based on the attainment of performance goals to be established by the Committee for calendar year 2015 and (iv) the remaining 560,000 shares are eligible to vest based on the attainment of performance goals to be established by the Committee for calendar year 2016. In addition, the Committee agreed to grant Mr. van der Velden an option to purchase an additional 1,240,000 shares in January 2014, of which (i) 340,000 shares are eligible to vest based on the attainment of performance criteria established by the Committee for calendar year 2016, and (ii) the remaining 900,000 shares are eligible to vest based on the attainment of performance criteria established by the Committee for calendar year 2017. The option grants to Mr. van der Velden are subject to stockholder approval of the Company’s Amended and Restated 2008 Long-Term Incentive Compensation Plan (the “Amended 2008 Plan”) at the Company’s 2013 Annual Meeting of Stockholders to be held on December 18, 2013 (the “Annual Meeting”). The Amended 2008 Plan is described in the Company’s Definitive Proxy Statement that was filed with the Securities Exchange Commission (the “SEC”) on November 21, 2013 (the “Proxy Statement”).

The Company intends to enter into an employment agreement with Mr. van der Velden evidencing the new employment terms, a copy of which will be filed as an exhibit with the SEC when it is executed and delivered.

Item 8.01.	Other Events

On December 9, 2013 the Company entered into an employment agreement with Floris van den Broek to serve as Vice President of the Company’s Mobile Platform Business Unit.  In connection with joining the Company, Mr. van den Broek was granted options to purchase 4,500,000 shares of Common Stock, of which (i) 900,000 shares were immediately vested, and (ii) an additional 900,000 shares are eligible to vest based on the attainment of performance goals to be established by the Committee for each of calendar years 2015, 2016, 2017 and 2018. Mr. van den Broek’s option grant is subject to stockholder approval of the Amended 2008 Plan at the Annual Meeting. The Amended 2008 Plan is described in the Company’s Proxy Statement that was filed with the SEC on November 21, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel